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                                                                 EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


PacificAmerica Money Center, Inc.
Woodland Hills, California


We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Form S-3 Registration Statement of our reports dated February 29, 1996, relating to the consolidated financial statements and schedules of Presidential Mortgage Company and Subsidiaries, Inc. and PacificAmerica Money Center, Inc. for the year ended December 31, 1995 appearing in the Company's Form S-3 Registration Statement dated February 19, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             BDO Seidman, LLP


Los Angeles, California
February 18, 1997